                                                                      EXHIBIT 21

                                                                                 PERCENTAGE OF
                                                                                    VOTING
                                                                               SECURITIES OWNED
                                                            JURISDICTION OF      BY COMPANY OR
                           NAME                              INCORPORATION        SUBSIDIARY
- ----------------------------------------------------------  ----------------  -------------------
Viratek, Inc. ............................................  Delaware                   63
SPI Pharmaceuticals, Inc. ................................  Delaware                   39
ICN Canada Holding, Limited...............................  Canada                    100
ICN Canada, Limited.......................................  Canada                    100
Laboratorios Panol, S.A. de C.V. .........................  Mexico                    100
ICN Farmaceutica, S.A. ...................................  Mexico                    100
Laboratorios Grossman, S.A. ..............................  Mexico                    100
ICN Pharmaceuticals Holland, B.V. ........................  Netherlands               100
Laboratorios Hubber, S.A. ................................  Spain                     100
COVOCO Holdings, B.V. ....................................  Netherlands               100
ICN Galenika..............................................  Yugoslavia                 75
Oculenti, B.V. ...........................................  Netherlands               100
Faraday Urban Renewal Corporation.........................  New Jersey                100
ICN Biomedicals, Inc. ....................................  Delaware                   69
ICN Biomedicals GmbH-Eschwege.............................  Germany                   100
ICN Biomedicals Canada, Ltd...............................  Canada                    100
ICN Biomedicals, Ltd......................................  Scotland                  100
Flow Laboratories, Inc. ..................................  Maryland                  100
ICN Biomedicals Australasia Pty Ltd.......................  New South Wales           100
ICN Biomedicals Japan Co. Ltd.............................  Japan                     100
Amstelstad A.G. ..........................................  Switzerland               100
ICN Biomedicals B.V. .....................................  Netherlands               100
Labsystems Benelux B.V. ..................................  Netherlands               100
Labsystems Benelux N.V. ..................................  Belgium                   100
ICN Biomedicals, GmbH.....................................  Germany                   100
Labsystems GmbH...........................................  Germany                   100
Flow Laboratories B.V. ...................................  Netherlands               100
Flow Trading A.G. ........................................  Switzerland               100
ICN Biomedicals N.V./S.A. ................................  Belgium                   100
ICN Biomedicals California, Inc. .........................  California                100
ICN France SARL...........................................  France                    100
ICN Biomedicals S.R.L. ...................................  Italy                     100
Alpha Pharmaceuticals Inc. ...............................  Panama                    100

     In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.